UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2010
CALL NOW, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-27160	65-0337175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.
1 Retama Parkway
Selma, Texas 78154
(Address of principal executive offices) (Zip Code)
(210) 651-7145
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 25, 2010 the Company entered into a Purchase and Sale Agreement with Christopher Hall, the Company’s majority stockholder, Chairman and a director. Under such agreement, which was approved by the Board of Directors in accordance with the By-laws, the Company purchased from Mr. Hall the following:
898,000 shares of CNI common stock for $11,404,600;
$3,200,000 principal amount of Leon County FL Educational Facilities Authority (Southgate) Series B Bond, 7.625% due 9/1/28 for $2,080,000; and
$2,200,000 principal amount of Cambridge Student Housing Financing Revenue Series C Bond, 9.70% due 11/1/39 for $1,870,000.
In consideration of the foregoing the Company transferred and paid to Mr. Hall the following:
The Retama Development Corporation Funding Agreement with a current principal and interest balance totaling $5,355,428.77 ($3,627,569.47 principal + $1,727,858.70 interest) valued at $5,355,428.77;
500,000 shares of Penson Worldwide, Inc. common stock valued at $4,480,000; and $5,511,800 in cash.
As a result the Company’s outstanding common stock was reduced to 2,004,367 shares.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On February 25, 2010, Call Now, Inc. (the “Company”) borrowed $13,922,000 from an unaffiliated lender (the “Loan”) and issued the lender a senior secured promissory note (the “Note”). A portion of the proceeds of the Loan will be used to repay the Company’s margin loan from Penson Financial Services which was subject to a margin call as previously disclosed in the Company’s Form 8-K filed October 1, 2009.
     The Loan is due and payable on February 25, 2012. The Loan requires prepayment to the extent the Company receives any payments from its holdings of Retama Development Corp. B Bonds including interest, principal and sale proceeds. The Loan also requires quarterly prepayment to the extent of the Company’s excess cash flow for each fiscal quarter, which is the sum of total revenues plus gains on sales of securities and investments plus other net income less actual cash tax expense less operating expenses (not to exceed budgeted operating expenses) all as determined in accordance with GAAP less other prepayments of the Loan. The Note includes certain customary representations and warranties, negative covenants and events of default.
The interest rate on the Loan is 10% per annum. In addition, the Company has granted the lender a carried interest equal to 8% of the proceeds from its holdings of Retama Development Corp. B Bonds. If the Company irrevocably repays the Loan prior to the first anniversary of the issuance and there was no default or event of default prior to such repayment, the carried interest will be reduced to zero. If the Company repays the Loan prior to the second anniversary of the issuance and there was no default or event of default prior to such repayment, the carried interest will be reduced to 4%. The carried interest entitles the lender to a percentage of all income, principal and other proceeds (in whatever form) from or in respect of the Retama Development Corp. B Bonds of any kind whether on account of interest, redemption of principal, proceeds of sale, pledge or other transfer or disposition of the Bonds, insurance proceeds, tax refunds, or otherwise made or payable in respect of any of the Bonds. The carried interest survives the repayment of the Loan.
The Loan is secured by a lien on substantially all of the Company’s assets.
This description of the Loan is a summary of the material terms. A copy of the Loan documents will be filed as an exhibit with the Company’s Form 10-K for the year ending December 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALL NOW INC.
Date: March 1, 2010	By:	/s/ Thomas R Johnson
Thomas R. Johnson, President